EXHIBIT 4.11

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.







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                              COMCAST CORPORATION
                      [ ]% Subordinated Note due [     ]


No. [     ]                                              CUSIP No.:[           ]
                                                                  $[           ]

          COMCAST CORPORATION, a Pennsylvania corporation ("Company", which term includes any successor corporation), for value received promises to pay to [CEDE & CO.] or registered assigns, the principal sum of [ ] on [ ].

          Interest Payment Dates: [          ] and [          ] (each, an
"Interest Payment Date"), commencing on [               ].

          Interest Record Dates:  [          ] and [          ] (each, an
"Interest Record Date").

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.


                                              COMCAST CORPORATION


                                              By: ______________________________
                                                  Name:
                                                  Title:
Attest: _________________________
        Name:
        Title:

          This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.



Dated: [              ]                       BANKERS TRUST COMPANY,
                                                as Trustee


                                              By: ______________________________
                                                  Authorized Signatory






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                             (REVERSE OF SECURITY)

                              COMCAST CORPORATION

                       [   ] Subordinated Note due [   ]



1.   Interest.

          COMCAST CORPORATION , a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid,
from [            ]. The Company will pay interest [semi-annually] in arrears on
each Interest Payment Date, commencing [          ]. Interest will be computed
on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received written wire instructions by no later than the Interest Record Date for such Interest Payment Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent.

          Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4.   Indenture.

          The Company issued the Securities under an Indenture, dated as of June 1, 1999 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate
principal amount to $[       ].




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



5.   Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Company may require a Holder, among other things , to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

6.   Persons Deemed Owners.

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

7.   Unclaimed Funds.

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

8.   Legal Defeasance and Covenant Defeasance.

          The Company may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

9.   Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Securities and the provision of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any other change that does not materially and adversely affect the rights of any Holder of a Security.

10.  Restrictive Covenant.

          The Indenture contains a covenant that limits the ability of the Company to merge or sell all or substantially all of its assets.

11.  Defaults and Remedies.

          If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect




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



to the Company occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

12.  Subordination [and Conversion].

          Reference is made to the Indenture, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Securities to the prior payment in full of all Senior Indebtedness as defined in the Indenture [and provisions giving the holder of this Security the right to convert this Security into Capital Stock of the Company on the terms and subject to the limitations as more fully specified in the Indenture. The initial conversion rate for this Security is [ ]. This conversion rate is subject to modification as provided in the Indenture.] Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

13.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company as if it were not the Trustee.

14.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its successors shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

15.  Authentication.

          This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

16.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers




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as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

18.  Governing Law.

          The laws of the State of New York shall govern the Indenture and this Security thereof without regard to principles of conflicts of laws.






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                                ASSIGNMENT FORM



I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: __________________________    Signed: ___________________________________
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:   _________________________________________________________
                       Participant in a recognized Signature Guarantee
                       Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)




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